UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006

Strategic Defense Alliance Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-51377	51-0539826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12020 Sunrise Valley Drive, Suite 100, Reston, Virginia	20191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 430-4738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 11, 2006, Strategic Defense Alliance Corp., then known as Lounsberry Holdings I, Inc. (the “Company”), acquired the stock of Computer Networks & Software, Inc., a Virginia corporation (“CNS”), pursuant to an Agreement and Plan of Reorganization (the “CNS Agreement”) dated January 10, 2006, by and among the Company, CNS Acquisition Corp., a Virginia corporation (“Acquisition Company”), CNS, and Chris Dhas, Chris A. Wargo, and James G. Dramby (the “CNS Stockholders”). In connection with the acquisition of CNS pursuant to the CNS Agreement, the Company entered into:

(a) A preferred stock purchase agreement (the “Preferred Stock Agreement”) with Barron Partners LP, pursuant to which Barron Partners invested $1,300,000 for which the Company issued 5,416,667 shares of a newly-created series of preferred stock, designated as the series A preferred stock, and warrants to purchase an aggregate of 30,000,000 shares of common stock. The series A preferred stock is convertible into 10,833,334 shares of common stock, subject to adjustment.

(b) A registration rights agreement (the “Barron Registration Rights Agreement”) pursuant to which the Company agreed to register the shares of common stock issuable upon conversion of the series A preferred stock and the Warrants pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

(c) A stock redemption agreement with Capital Markets Advisory Group, LLC (“Capital Markets”), the Company’s principal stockholder, pursuant to which the Company purchased 928,000 shares of common stock from Capital Markets for $200,000, using the proceeds from the Preferred Stock Agreement.

(d) A stock exchange agreement (the “Exchange Agreement”) with the holders of the outstanding stock of Acquisition Company pursuant to which the Company issued 382,500 shares of Common Stock and warrants to purchase 892,500 shares of Common Stock at an exercise price of twelve cents ($.12) per share, in exchange for all of the issued and outstanding capital stock of Acquisition Company.

(e) An employment with Paul B. Silverman, pursuant to which the Company employed Mr. Silverman as its chief executive officer.

The CNS Agreement

Pursuant to the CNS Agreement, Acquisition Company was merged with and into CNS with the result that CNS became a wholly-owned subsidiary of the Company and the CNS Stockholders received:

•
Cash payments totaling $1,000,000, of which approximately $250,000 was paid at the closing to or in accordance with instructions from the CNS Stockholders, and the balance of approximately $750,000 (the “deferred payments”), is payable as follows. To the extent that CNS received payments from certain government agencies for services which were rendered but are not yet billable, up to a maximum of approximately $440,000, the Company will pay the CNS Stockholders from the proceeds of such collections. The balance will be payable in twelve equal monthly installments commencing May 15, 2006 through and including April 15, 2007.

•	1,075,000 shares of Common Stock.

•	Warrants to purchase 10,000,000 shares of Common Stock at an exercise price of $.20 per share. These warrants are exercisable commencing July 1, 2006 through December 31, 2010.

The CNS Agreement also provides for contingent payments of up to a maximum of $1,000,000 equal to 35% of the amount by which the Company’s EBITDA for any year, commencing in 2006 through 2010, exceeds $900,000. Once CNS has paid $1,000,000 pursuant to this provision, there is no further contingent payment due.

Prior to the transaction, the CNS Stockholders had guaranteed CNS’ obligations to its secured lender. This guarantee is continuing. The Company has guaranteed CNS’s obligations to pay the deferred and contingent payments under the CNS Agreement and payment of any amount paid by the CNS Stockholders under their guarantee.

At the closing, CNS entered into employment agreements with each of the CNS Stockholders which provide for an annual compensation at the annual rate of $265,000 plus a $20,000 bonus payable by January 15, 2007. Pursuant to these agreements, Chris Wargo will be president of CNS, Jim Dramby will be chief operating officer of CNS and Chris Dhas will be chief technical officer of CNS. The agreements also provide for a $400 per month automobile allowance. The employment agreements also provide that, after a public market develops for the Company’s common stock, the Company shall grant each of them a stock option to purchase 50,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. If CNS terminates the employment agreement other than as a result of death, disability or cause or if the executive terminates the agreement with good cause, as defined, CNS is required to pay the executive for the balance of the term. The employment agreement with Mr. Dhas gives him the right to take a leave or absence or to terminate the agreement prior to the expiration of the stated term.

Liberty Company Fund LP has agreed to grant the CNS Stockholders a put pursuant to which Liberty Company Fund would, upon exercise of the put at a time when the underlying shares are subject to an effective registration statement, purchase any or all of the 1,075,000 shares of Common Stock for a total purchase price of $.744 per share, subject to certain conditions and limitations.

The Company agreed to register the shares of common stock issued pursuant to the CNS Agreement and the warrants issued pursuant to the CNS Agreement, and the CNS Stockholders agreed to an 18 month lock-up on the shares of common stock issued pursuant to the CNS Agreement and upon exercise of the warrants. The lock-up does not apply to shares transferred to Liberty Company Fund upon exercise of the put granted by Liberty Company Fund. The Company is not subject to any liquidated damages in the event that Company fails to satisfy its obligations to register the shares.

Preferred Stock Agreement

Pursuant to the Preferred Stock Agreement:

•
The Company sold to Barron Partners, for $1,300,000, (i) 5,416,667 shares of series A preferred stock and warrants (the “Barron Warrants”) to purchase 10,000,000 shares of common stock at an exercise price of $.20 per share, 10,000,000 shares of common stock at an exercise price of $.25 per share and 10,000,000 shares of common stock at an exercise price of $.30 per share. The terms of the series A preferred stock are set forth in “Item 5.03. Amendments to Articles of Incorporation or By-laws; Changes in Fiscal Year.”

•
The Company agreed that, within 60 days from the closing date, January 12, 2006, it will have appointed such number of independent directors that would result in a majority of its directors being independent directors, that the audit committee would be composed solely of independent directors and the compensation committee would have a majority of independent directors. Failure of the Company to meet these requirements would results in the imposition of liquidated damages which are payable in cash or additional shares of series A preferred stock. Until such time as the Company has met this requirement, the shares of common stock owned by Paul B. Silverman will be held in escrow subject to a pledge of such stock as described below under "Exchange Agreement" in this Item 1.01.

•
The Company and Barron Partners entered into a registration rights agreement pursuant to which the Company agreed to file, within 60 days after the closing, a registration statement covering the common stock issuable upon conversion of the series A preferred stock and exercise of the Barron Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of series A preferred stock.

•
The Certificate of Designation and the Barron Warrants provide that the series A preferred stock cannot be converted and Barron Warrants cannot be exercised if such conversion or exercise would result in the holder and its affiliates of more than 4.9% of the then outstanding number of shares of common stock on such date. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3. This limitation may not be modified or waived.

•
The Company’s board of directors approved and agreed to submit to the Company’s stockholders for their approval, an amendment to the Company’s certificate of incorporation to provide that the terms and conditions of any rights, options and warrants approved by the board of directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Company (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”

•
The warrants issued to the investors have a term of five years. In the event our EBITDA, as defined, per share of common stock for 2006, is less than $0.039 per share, the Exercise Price shall be reduced proportionately by to 30%. The exercise price will be reduced by 30% if EBITDA per share $0.027 per share or lower.

•
The warrants also provide that, with certain exceptions, if the Company issues common stock at a price, or warrants or other convertible securities with an exercise or conversion price which is less than the exercise price of the warrants, the exercise price of the warrants will be reduced to the sales price, exercise price or conversion price, as the case may be, of such other securities.

•	The Company also reimbursed Barron Partners for its due diligence and other expenses in the amount of $50,000.

Liberty Company Financial, LLC served as placement agent for the financing. As compensation for its services as placement agent, the Company paid Liberty a fee of $60,000, reimbursed Liberty $5,000 for its expenses and issued to Liberty a warrant to purchase 1,343,333 shares of common stock at an exercise price of $.12 per share. The Company granted Liberty registration rights similar to those applicable to the rights granted to the parties to the Exchange Agreement.

Barron Registration Rights Agreement

Pursuant to the Barron Registration Rights Agreement, the Company agreed to file, within 60 days after the closing (January 10, 2006), a registration statement covering the common stock issuable upon conversion of the series A preferred stock and exercise of the Warrants. The failure of the Company to meet this schedule and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of series A preferred stock. If we fail to file a registration statement within 60 days of the closing or if the registration statement is not declared effective by the SEC on the first to occur of (i) 120 days following the date the registration statement is required to be filed, (ii) ten days following the receipt of a “No Review” or similar letter from the SEC or (iii) the third business day following the day the Company receives notice from the SEC that the SEC has determined that the Registration Statement eligible to be declared effective without further comments by the SEC, we are required to pay liquidated damages in shares of series A preferred stock, and not cash. The number of shares to be issued by the Company as liquidated damages is 1,644 shares of series A preferred stock for each day the Company has not complied with its registration requirements, up to a maximum of 900,000 shares of series A preferred stock. If, at the time of a failure of the Company to maintain the effectiveness of the registration statement, the holder shall own less than the number of shares of series A preferred stock initially issued by the Company, the number of shares of series A preferred stock issuable per day shall be reduced proportionately.

Exchange Agreement

Pursuant to the Exchange Agreement, the Company issued to Paul B. Silverman and the two other stockholders of Acquisition Company, an aggregate of 382,500 shares of Common Stock and warrants to purchase 892,500 shares of Common Stock at an exercise price of $.12 per share, in exchange for all of the issued and outstanding capital stock of Acquisition Company. Of this amount, we issued to Mr. Silverman, 267,750 shares of common stock and warrants to purchase 624,750 shares of common stock.. The stockholders of Acquisition Company acquired their stock in Acquisition Company in January 2006 for a total consideration of $2,500.

The shares and warrants issued pursuant to the Exchange Agreement are subject to an 18 month lock-up, and we granted the stockholders demand and piggyback registration rights subsequent to December 31, 2006. The Company is not subject to any liquidated damages in the event that Company fails to satisfy its obligations to register the shares.

In December 2004, Cornell Capital Partners, LP made a $300,000 loan to Global Defense Corporation, a development stage corporation which was and is an affiliate of Mr. Paul Silverman. In connection with the acquisition of CNS, we issued to Cornell 150,000 shares of common stock, paid $125,000 on account of Global Defense’s obligations to Cornell and guaranteed Global Defense’s obligation to pay the remaining $175,000 to Cornell. In addition, Mr. Silverman pledged 260,100 shares of common stock and warrants to purchase 606,900 shares of common stock as security for Global Defense’s obligation to pay the remaining $175,000.

Stock Redemption Agreement

Pursuant to an agreement dated January 10, 2006 between the Company and Capital Markets, the Company’s principal stockholder, the Company purchased 928,000, constituting 90.2% of the then outstanding shares of the Company’s common stock, from Capital Markets for $200,000. The purchase price was paid from the proceeds of the sale of series A preferred stock to Barron Partners. In connection with that agreement, the Company agreed to include all of the then-outstanding shares of common stock in the first registration statement that the Company files after the closing.

Paul Silverman Employment Agreement

Pursuant to his employment agreement, the Company agreed to employ Mr. Silverman as its chief executive officer through 2006, and continuing on a year-to-year basis unless terminated by either party on 90 days’ written notice prior to the expiration of the initial term or any one year extension. During the term of the agreement, the Company agreed to include Mr. Silverman as one of the Company’s nominees for election as a director. Mr. Silverman’s salary is $240,000 for 2006, $260,000 for 2007 and $280,000 for 2008 and a $500 per month automobile allowance. However, for 2006, Mr. Silverman will receive salary at the annual rate of $180,000, deferring the $60,000 balance until January 31, 2007. The agreement also provides that Mr. Silverman will receive a bonus for each year, not to exceed Executive’s Salary for the year, the amount of the bonus to be determined by a compensation committee of the Board comprised solely of independent directors, based on such revenue, EBITDA, earnings or other performance criteria as such committee may determine, the amount and payment of which shall also be subject to cash flow availability. If the Company terminates the employment agreement other than as a result of his death, disability or cause or if Mr. Silverman terminates the agreement with good cause, as defined, the Company is required to pay the Mr. Silverman for the balance of the term and during this period, to keep Mr. Silverman on the Company’s insurance plans. Contemporaneously with the board of directors’ approval of the employment agreement, the board, with Mr. Silverman as the sole director, authorized the grant to Mr. Silverman of stock options to purchase 926,100 shares of common stock at $.12 per share, being the fair market value of the common stock on the date of grant.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of CNS. Previously filed.

(b)	Pro forma financial information. See Exhibit 99.12.

(c)	See (a) and (b) of this Item 9.01.

(d)	Exhibits

2.1
Agreement and plan of reorganization dated as of January 10, 2006, among the Registrant, CNS Acquisition Corp., Computer Networks & Software, Inc. (“CNS”), and Chris Dhas, Chris A. Wargo, and James G. Dramby(1)

4.1	Certificate of Designation for the Series A Convertible Preferred Stock(1)
4.2	Form of warrant issued to Barron Partners LP(1)
4.3	Form of Series A common stock purchase warrant(1)
4.4	Form of Series B common stock purchase warrant(1)
99.1	Preferred stock purchase agreement dated January 10, 2006, between the Registrant and Barron Partners, LP(1)
99.2	Registration rights agreement dated January 10, 2006, between the Registrant and Barron Partners LP(1)
99.3	Exchange Agreement dated January 10, 2006, among the Registrant and the former stockholders of CNS Acquisition Corp.(1)
99.4	Registration rights provisions pursuant to the stock exchange agreement(1)
99.5	Registration rights provisions pursuant to the agreement and plan of reorganization(1)
99.6	Employment agreement dated January 11, 2006, between the Registrant and Paul B. Silverman(1)
99.7	Employment agreement dated January 11, 2006, between CNS and Chris Dhas(1)
99.8	Employment agreement dated January 11, 2006, between CNS and Chris Wargo(1)
99.9	Employment agreement dated January 11, 2006, between CNS and James Dramby(1)
99.10	2006 Long-term incentive plan(1)
99.11	Guaranty by the Registrant of obligations of Global Defense Corporation(1)
99.12	Pro forma financial information(2)

(1)	Previously filed.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC DEFENSE ALLIANCE CORP. (formerly, LOUNSBERRY HOLDINGS I, INC.)
(Registrant)

Date: February 10, 2006	/s/ Paul B. Silverman
Paul B. Silverman
Chief Executive Officer